[LETTERHEAD OF FOWLER, WHITE , GILLEN, BOGGS, VILLAREAL AND BANKER, P.A.]


                                                              June 10, 1998




JumboSports Inc.
4701 West Hillsborough Avenue
Tampa, Florida 33614

Gentlemen:

     We have acted as counsel for JumboSports Inc. (the "Company") in connection with the Registration Statement on Form S-3 dated as of June 12, 1998 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to 86,600 shares of the Company's Common Stock, $.01 par value (the "Common Stock"), consisting solely of shares to be sold by certain shareholders (the "Selling Shareholders"). In this connection we have examined the Registration Statement and the original or certified copies of the Articles of Incorporation of the Company and all amendments thereto, its Bylaws, the corporate records of the Company to the date hereof, certificates of public officials and such other documents, records and materials as we have deemed necessary in connection with this opinion letter.

     Based upon the foregoing, and in reliance upon information from time to time furnished to us by the Company's officers, directors and agents, we are of the opinion that the shares of Common Stock to be sold by the Selling
Shareholders have been duly and validly issued and are fully paid and non-assessable. We understand that this opinion letter is to be used in connection with the Registration Statement, and hereby consent to the filing of this opinion letter with and as a part of the Registration Statement, and to the reference to our firm in the Prospectus under the heading "Legal Matters." It is understood that this opinion letter is to be used in connection with the offer and sale of the aforesaid shares only while said Registration Statement is effective and as it may be amended from time to time as contemplated by Section 10(a)(3) of the Securities Act.


                                                  Very truly yours,



                                                  FOWLER, WHITE, GILLEN, BOGGS,
                                                  VILLAREAL AND BANKER, P.A.